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                                                                EXHIBIT 10.11(e)

                           DEBENTURE PLEDGE AGREEMENT



                 THIS PLEDGE AGREEMENT, dated as of May 6, 1994, is made by MANCHESTER PLASTICS, LTD., an Ontario corporation (the "Debtor") in favour of CONTINENTAL BANK N.A., as agent (in such capacity, the "Agent").


WHEREAS:

A. The Debtor has entered into a Credit Agreement dated as of May 6, 1994 (as amended or otherwise modified from time to time, the "Credit Agreement") with various financial institutions (collectively the "Banks" and individually a "Bank") and the Agent, pursuant to which the Banks have agreed to make loans to the Debtor;


B. In order to secure the payment and performance of the Debtor's indebtedness, liabilities and obligations incurred or to be incurred in favour of the Agent and the Banks, the Agent and the Banks have required that the Debtor create and issue to the Agent a demand debenture, dated as of May 6, 1994, in the principal amount of $20,000,000 and bearing interest at 20% per annum (such debenture, as it may be amended, modified, supplemented or renewed from time to time, is herein referred to as the "Debenture"), and that the Debenture be registered in all appropriate jurisdictions in order to effectively charge the assets of the Debtor located in such jurisdictions; and


C. The purpose of this Agreement is to set forth the terms and conditions upon which the Debenture is to be held by the Agent.


                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debtor, the Debtor hereby agrees as follows:


1. PLEDGE. The Debtor hereby transfers and assigns, deposits with and pledges to the Agent, for the benefit of the Agent and the Banks, and their successors and assigns, the Debenture to be held by the Agent as a general and continuing collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all present and future indebtedness, liabilities and obligations which the Debtor has from time to time incurred or may incur or be under to the Agent and the Banks under, pursuant to, or in respect of the Credit Agreement or any other Loan





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Documents (as defined in the Credit Agreement) including, without limitation, those that are direct or indirect, absolute or contingent, joint or several, due or to become due or that arise from dealings between the Debtor and the Agent or any of the Banks, and any unpaid balance thereof, and whether the liability of the Debtor is as principal, surety, guarantor, endorser or otherwise (collectively, the "Obligations").

2.               REALIZATION.

(a) Notwithstanding that the Debenture may be expressed to be payable on demand, no demand shall be made thereunder unless a Default (as hereinafter defined) has occurred and is continuing. The Agent agrees that in any realization proceedings in respect of the Debenture, it shall not claim thereunder nor be entitled thereunder to a greater amount than the aggregate amount owing by the Debtor in respect of the Obligations.

(b) For the purposes of this Agreement, "Default" means the occurrence of any Event of Default (as defined in the Credit Agreement).

(c) After a Default shall have occurred and so long as it shall continue, the Agent may realize upon the Debenture by selling, transferring, delivering, exercising or enforcing any or all of the powers, rights and remedies of a holder of the Debenture as if the Agent were the absolute owner thereof, without notice to, the consent of, or control by, the Debtor (except to the extent required by any mandatory provisions of applicable law) and any such power, right or remedy may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other powers, rights or remedies of the Agent however created; provided, however, that the Agent shall not be bound to exercise any such power, right or remedy and shall not be liable for any loss which may be caused by any failure to do so.

3. APPLICATION OF PROCEEDS. The proceeds of such realization of the Debenture may be applied by the Agent on account of such part of the Obligations as it chooses without prejudice to the Agent's or any Banks' claim upon the Debtor for any deficiency balance.

4. EXTENSIONS, ETC. The Agent and the Banks may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and with other parties or sureties as the Agent and the Banks see fit, and apply all moneys received from the Debtor or others or from any security, upon such part of the Obligations that the Agent and the Banks may think best, without the consent of, or notice to, the Debtor (except to the extent required by any mandatory provisions of applicable law) and without prejudice to, or in any way limiting or





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lessening the liability of the Debtor under, or the Agent's or the Banks'
rights in respect of, the Debenture.

5. INTEREST PAYMENTS. Notwithstanding any of the provisions of the Debenture, payment to the Agent and the Banks of interest for any period in respect of the Obligations shall be deemed payment in satisfaction of the interest payment for the same period under the Debenture and the Agent in realizing on the Debenture or the security constituted thereby shall not claim under the Debenture any greater amount in the aggregate for principal and interest than the aggregate of all sums then owing by the Debtor on account of the Obligations.

6. NO MERGER. The Debenture shall not operate by way of merger of any of the Obligations and no judgment recovered by the Agent or any of the Banks shall operate by way of merger of, or in any way affect the security of, the Debenture which is in addition to and not in substitution for any other security now or hereafter held by the Agent and the Banks.

7. NO WAIVER; CUMULATIVE REMEDIES. The Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof, unless such waiver or acquiescence is specifically set forth in writing signed by the Agent. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Banks would otherwise have on any future occasion. Without limiting the generality of the foregoing, this Agreement may not be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Agent. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and in any order and are not exclusive of any rights or remedies provided by law.

8. DEALINGS BY AGENT. The Agent and the Banks may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any third party having dealings with the Debtor, and with the Collateral (as defined in the Debenture) or any part thereof, and with other security and sureties, as the Agent and the Banks may see fit, all without prejudice to the Obligations or to the rights of the Agent and the Banks under this Agreement. The powers conferred on the Agent and the Banks hereunder are solely to protect the interests of





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the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Agent or any Bank nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder, except for its or their own gross negligence or wilful misconduct.

9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Debtor and its successors and assigns and shall enure to the benefit of the Agent and its successors and assigns.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein, and without prejudice to the ability of the Agent to enforce this Agreement in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario for the purposes of this Agreement.


11. COMMUNICATION. All communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered or certified mail, charges prepaid, or by telecopy, telex or telegram or other similar means of recorded communication, charges prepaid, to the address or facsimile number set forth, in the case of the Debtor, opposite its name on the execution page of this Agreement, or in the case of the Agent, to 231 South LaSalle Street, Chicago, Illinois, U.S.A. 60697, Facsimile No. (312) 987-5500, Attention:
Steven K. Ahrenholz, or to such other address as the recipient may from time to time designate to the other in such manner, provided that no communication shall be sent by mail pending any threatened or during any actual postal strike or other disruption of postal service in Canada or the U.S.A. Any communication so personally delivered shall be deemed to have been validly and effectively given and received on the date of such delivery. Any communication so sent by telecopy, telex, telegram or other similar means of recorded communication shall be deemed





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to have been validly and effectively given on the Business Day (as defined in the Debenture) next following the day on which it is sent. Any communication so sent by mail shall be deemed to have been validly and effectively given and received on the fifth Business Day following the day on which it is sent.


                 Dated as of May 6, 1994.


                                                       MANCHESTER PLASTICS, LTD.

Address:         900 Queen Street               By:  /s/ Terence C. Seikel
                 Gananoque, Ontario                                          c/s
                 Canada, K7G 2W7                 Name:   Terence C. Seikel
Facsimile:       (613) 382-8687                  Title:  Chief financial officer

Attention:       President